Exhibit 23.1

                       Consent of Porter Keadle Moore, LLP

                            PORTER KEADLE MOORE, LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors of
First Capital Bank Holding Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2003 related to the consolidated balance sheets of First Capital Bank Holding Corporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of earnings, shareholders' equity, comprehensive income, and cash flows for each of the years in then ended, which report appears in the December 31, 2002 annual report on Form 10-KSB filed by First Capital Bank Holding Corporation.


                                     /s/PORTER KEADLE MOORE, LLP
                                    ----------------------------
                                    PORTER KEADLE MOORE, LLP




Atlanta, Georgia
May 30, 2003